UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2012

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the "Annual Meeting") of Portfolio Recovery Associates, Inc. (the "Company") was held on May 23, 2012 at the Company's corporate headquarters in Norfolk, Virginia. As of March 28, 2012, the Record Date, 17,174,405 shares of the Company’s common stock were entitled to vote, of which, 16,024,784 shares were voted. Matters submitted at the Annual Meeting and the results thereof are as follows:

Proposal 1 - Election of two directors for a three-year term to expire at the 2015 Annual Meeting:

Name/ Votes For/ Votes Withheld
Steven D. Fredrickson/ 14,203,227/ 174,690
Penelope W. Kyle/ 14,251,132/ 126,785

There were 1,646,867 broker non-votes.

Proposal 2 – Advisory vote on the Company’s 2012 executive compensation:

Votes For/ Votes Against/ Abstain
14,263,196/ 108,604/ 6,117

There were 1,646,867 broker non-votes.

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012:

Votes For/ Votes Against/ Abstain
15,925,469/ 92,412/ 6,903

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

May 25, 2012	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO